1 Fiscal 2017 Third Quarter Results Jerry Sheridan President & CEO

2 About This Presentation AmeriGas Partners | Fiscal 2017 Third Quarter Results This presentation contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read AmeriGas’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the impact of pending and future legal proceedings, liability for uninsured claims and for claims in excess of insurance coverage, political, regulatory and economic conditions in the United States and in foreign countries, the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business, our ability to successfully integrate acquired businesses and achieve anticipated synergies, and the interruption, disruption, failure, malfunction, or breach of our information technology systems, including due to cyber-attack. AmeriGas undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today. In addition, this presentation uses certain non-GAAP financial measures. Please see the appendix for reconciliations of these measures to the most comparable GAAP financial measure.

A me riGa s Third Quarter Recap Jerry Sheridan President & CEO, AmeriGas

4 • The quarter ended 12% warmer than normal and 5% warmer than last year • April was 17% warmer than normal and 11% warmer than April of last year • Volume down 4% on 5% warmer weather • Average propane costs were 28% higher than Q3 2016 • Unit margins up $0.01 despite increased propane costs • Opex included $13 million of unusual charges. Exclusive of these, opex declined from last year. • Fiscal year end EBITDA guidance expected to remain in the range of $550 million Adjusted EBITDA is a non-GAAP measure. See appendix for reconciliation. Q3 Earnings Recap $64.6 $58.4 FY16 - Q3 FY17 - Q3 Adjusted EBITDA ($ in millions) AmeriGas Partners | Fiscal 2017 Third Quarter Results

5 Growth Initiatives/Other Cylinder Exchange • Volume up versus prior year • Strong Fourth of July weekend that will contribute to Q4 results National Accounts • Increased volume versus prior year • On pace for record volume and earnings in FY 2017 Acquisitions • Completed 3 acquisitions QTD (5 YTD) Liquidity / Capitalization • Long-term debt refinancing is complete • Available revolver capacity is ~$380 million AmeriGas Partners | Fiscal 2017 Third Quarter Results

6 APPENDIX

7 • The enclosed supplemental information contains a reconciliation of earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA to Net Income. • EBITDA and Adjusted EBITDA are not measures of performance or financial condition under accounting principles generally accepted in the United States ("GAAP"). Management believes EBITDA and Adjusted EBITDA are meaningful non-GAAP financial measures used by investors to compare the Partnership's operating performance with that of other companies within the propane industry. The Partnership's definitions of EBITDA and Adjusted EBITDA may be different from those used by other companies. • EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss) attributable to AmeriGas Partners, L.P. Management uses EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes or historical cost basis. Management uses Adjusted EBITDA to exclude from AmeriGas Partners’ EBITDA gains and losses that competitors do not necessarily have to provide additional insight into the comparison of year-over-year profitability to that of other master limited partnerships. In view of the omission of interest, income taxes, depreciation and amortization, gains and losses on commodity derivative instruments not associated with current-period transactions, and other gains and losses that competitors do not necessarily have from Adjusted EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant periods. Management also uses Adjusted EBITDA to assess the Partnership's profitability because its parent, UGI Corporation, uses the Partnership's Adjusted EBITDA to assess the profitability of the Partnership, which is one of UGI Corporation’s business segments. UGI Corporation discloses the Partnership's Adjusted EBITDA as the profitability measure for its domestic propane segment. AmeriGas Supplemental Footnotes AmeriGas Partners | Fiscal 2017 Third Quarter Results

8 AmeriGas EBITDA and Adjusted EBITDA EBITDA and Adjusted EBITDA: (numbers in millions) 2016 2017 Net loss attributable to AmeriGas Partners, L.P. (33.1)$ (46.8)$ Income tax expense 1.0 0.6 Interest expense 40.8 40.6 Depreciation 35.7 35.5 Amortization 10.7 10.7 EBITDA 55.1 40.6 (Subtract net gains) add net losses on commodity derivative instruments not associated with current-period transactions (27.8) 6.0 Loss on extinguishments of debt 37.1 4.4 MGP environmental accrual - 7.5 Noncontrolling interest in net gains (losses) on commodity derivative instruments not associated with current-period transactions and MGP environmental accrual 0.2 (0.1) Adjusted EBITDA 64.6$ 58.4$ Forecast Fiscal Year Ending (numbers in thousands) September 30, 2017 Adjusted EBITDA (estimate) $ 550,000 Interest expense (estimate) 160,000 Income tax expense (estimate) 2,000 Depreciation (estimate) 138,000 Amortization (estimate) 42,000 Three Months Ended June 30, AmeriGas Partners | Fiscal 2017 Third Quarter Results

9 Investor Relations: Will Ruthrauff 610-456-6571 ruthrauffw@ugicorp.com